UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2010

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50550	20-0178991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3960-6506

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 5, 2010, ChinaCast Education Corporation (the “Company”) consummated the sale of 692,520 shares of the Company’s common stock (the “Shares”) to Thriving Blue Limited, a British Virgin Islands company that is 100% owned by Ron Chan Tze Ngon, the Company’s Chief Executive Officer (“Thriving Blue”) pursuant to a Subscription Agreement dated December 21, 2009 (the “Subscription Agreement”) between the Company and Thriving Blue.  Ron Chan Tze Ngon, Michael Santos, the Company’s President, International and Antonio Sena, the Company’s Chief Financial Officer purchased the Shares  through Thriving Blue for a purchase price of US$7.22 per share or an aggregate purchase price of US$4,999,994.40.

The sale of the Shares to Thriving Blue was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Regulation S under the Act due to the fact that the offering of the Shares was not made in the United States and that Thriving Blue is not a U.S. Person (as defined in the Act).  The description of the Subscription Agreement and the transaction contained in this Current Report on the Form 8-K are qualified in their entirety by reference to Exhibit 10.1 to the Current Report on Form 8-K dated December 21, 2009 and filed with the Securities and Exchange Commission on December 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2010	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer